EXHIBIT 99.1

DANIEL C. STEVENS

SEPARATION AND SETTLEMENT AGREEMENT

AND GENERAL RELEASE

This Separation and Settlement Agreement and General Release (this “Agreement”) is made this 5th day of October 2006 (the “Effective Date”), by and between Daniel C. Stevens (the “Employee”), Taylor Capital Group, Inc., and Cole Taylor Bank (collectively, the “Company”), concerning the Employee’s termination of employment with the Company.

WHEREAS, the Company and the Employee entered into that certain letter agreement dated as of November 23, 2004, (the “Letter Agreement”);

WHEREAS, the Employee has tendered his resignation as Chief Financial Officer of the Company, to be effective on October 5, 2006 (the “Termination Date”), which the Company accepted, on the terms set forth below; and

WHEREAS, the Company and the Employee intend that this Agreement shall be in complete settlement of all rights of the Employee under the Letter Agreement or otherwise relating to his employment by the Company.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Employee agree as follows:

1. Termination. The Employee’s employment with the Company will terminate by mutual consent effective as of the close of business on the Termination Date and the Employee will continue to be paid his current monthly salary, expense reimbursements and employee benefits and will continue to vest in all incentive and other benefits through the Termination Date.

2. Resignation. The Employee hereby agrees to resign as the Chief Financial Officer of the Company and from all other officer, director and other positions with the Company and all of its affiliates, effective as of the close of business on the Termination Date. Employee agrees to execute a letter of resignation, in the form attached hereto as Exhibit A (the “Resignation Letter”), and shall execute any additional resignation letters as may be reasonably requested by the Company.

3. 2006 Bonus. The Employee shall not be eligible to receive a bonus payment from the Company for the fiscal year.

4. Other Payments. The Employee shall receive a single lump sum severance payment from the Company in the gross amount of Two Hundred Twenty-Five Thousand Dollars ($225,000.00) (the “Severance Payment”), to be paid within ten (10) business days of the execution of this Agreement (the “Payment Date”). The Company’s obligation to pay the Severance Payment is conditioned upon the execution of this Agreement, the Resignation Letter and the General Release and Waiver, provided in Exhibit B to this Agreement (the “Release”) and the continued compliance by the Employee of all of the terms and conditions of this Agreement.

5. Sign-On Bonuses. The Employee shall not be required to re-pay the Company any amounts in conjunction with the sign-on bonuses provided for in the Letter Agreement.

6. Restricted Stock. Effective as of the Termination Date, the Employee shall forfeit and/or relinquish any and all interests and rights in and under all unvested outstanding restricted stock awards under any plan or program maintained by the Company or any of its affiliates. Other than the awards set forth on Exhibit C hereto, the Employee acknowledges and agrees that he does not possess, nor is entitled to, any other restricted stock awards under any plan or program of the Company or any of its affiliates.

7. Stock Options. Effective as of the Termination Date, the Employee shall forfeit and/or relinquish any and all interests and rights in and under all unvested outstanding stock options awarded under any plan or program maintained by the Company or any of its affiliates. Other than the awards set forth on Exhibit C hereto, the Employee acknowledges and agrees that he does not possess, nor is entitled to, any other stock option awards under any plan or program of the Company or any of its affiliates.

8. Accrued Vacation. The Employee shall receive payment for one hundred and twelve (112) hours of accrued and unused vacation. Such payment shall be made on the Company’s next payroll date following the Effective Date.

9. Termination of Benefits. Except as specifically provided in this Agreement with respect to plans or arrangements specifically identified in this Agreement, the Employee’s continued participation in all employee benefit (pension and welfare) and compensation plans will cease as of the Termination Date. Any payments made to the Employee pursuant to this Agreement, other than with respect to the continued payment of salary through the Termination Date, shall be disregarded for purposes of determining the amount of benefits to be accrued on behalf of the Employee under any pension or other benefit plan maintained by the Company or its affiliates. Nothing contained herein shall limit or otherwise impair Employee’s right to receive pension or similar benefit payments which are vested as of the Termination Date under any applicable tax qualified pension or other tax qualified or non-qualified benefit plans, pursuant to the terms and conditions of the applicable plan.

10. Medical Benefits. The Company shall provide Employee continued family medical coverage under the benefit plans of the Company operated in the United States, at employee rates, for the six (6) month period following the Termination Date, followed by Employee’s entitlement to continuation coverage in accordance with the provisions of section 4980B of the Internal Revenue Code and section 601 of the Employee Retirement Income Security Act (sometimes referred to as “COBRA coverage”). The period during which the Company provides any benefits hereunder shall run concurrent with the COBRA eligibility period.

11. Outplacement. The Company shall provide Employee up to six (6) months of professional outplacement services, based upon Company practices for individuals of comparable position.

12. Other Payments. The Employee agrees and acknowledges that, other than as specifically provided for in this Agreement, no additional payments are due from the Company or any affiliate on any basis whatsoever other than reimbursements in accordance with the Company’s policies for ordinary and reasonable expenses incurred on or before the Termination Date.

13. Release. As part of this Agreement, and in consideration of the additional payments provided to the Employee in accordance with this Agreement, the Employee is required to execute the Release and deliver the Release on the Termination Date. This Agreement (including all Exhibits to this Agreement), and the commitments and obligations of all parties hereunder shall become final and binding on the Effective Date, subject only to the Employee’s execution and delivery of the Release to the Company on the Termination Date.

The Employee is aware that he may hereafter discover claims or facts in addition to or different from those he now knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the Employee to fully, finally and forever settle such matters, and all claims, demands, and causes of action relative thereto, whether known or unknown, which may exist, or previously have existed, between the Employee and the Company in connection with such matters, including, without limitation, the termination of the Employee’s employment with the Company. In furtherance of such intention, the Release given herein shall be and remain in effect as a full and complete release of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

14. Assistance with Claims. The Employee agrees to cooperate with the Company or any affiliate in the defense, prosecution or evaluation of any pending or potential claims or proceedings involving or affecting the Company or any affiliate during the period of the Employee’s employment with the Company (the “Employment Period”) or relating to any decisions in which Employee participated or any matter of which Employee had knowledge. The Employee agrees, unless precluded by law, to promptly inform the Company if he is asked to participate (or otherwise become involved) in any claims that may be filed against the Company or any affiliate relating to the Employment Period. The Employee also agrees, unless precluded by law, to promptly inform the Company if he is asked to assist in any investigation (whether governmental or private) of the Company or any affiliate (or their actions) relating to any matter occurring during the Employment Period, regardless of whether a lawsuit has then been filed against the Company or any affiliate with respect to such investigation. Specifically and without limitation, the Employee will attend and participate in meetings and interviews conducted by Company personnel, and/or attorneys appointed by the Company and may be represented by counsel who may attend such meetings and interviews, and execute written affidavits confirming the Employee’s statements in such meetings in respect of any such matters; provided, that such meetings do not interfere with Employee’s full-time employment or self-employment entered into after the Termination Date. The Employee will make himself available for the foregoing at mutually convenient times during business hours from time to time as reasonably requested by the Company. Promptly upon the receipt of the Employee’s written request, the Company agrees to reimburse the Employee for all reasonable out-of-pocket expenses associated with such cooperation (including reasonable legal fees). This paragraph shall not preclude the Employee from responding to an inquiry in an honest manner.

15. Non-Disparagement. The Employee agrees that on and after the date of this Agreement, he will not make any disparaging, critical or derogatory statement about the Company or any affiliate or their shareholders, officers, directors or employees, or otherwise make any disparaging, critical or derogatory statement about the Company or any aspects of the Employee’s employment with the Company, and the Company agrees to cause its senior executives, directors and counsel to the Company to not make any disparaging, critical or derogatory statement about the Employee or any aspect of the Employee’s employment with the Company; provided that the provisions of this paragraph shall not apply to testimony as a witness, any disclosure required by law to be made by the Company or the Employee or the assertion of or defense against any claim of breach of this Agreement; and, provided further, that the provisions of this paragraph shall not require either party to make false statements or disclosures.

16. Company Property. The Employee shall return all documents, records and property of the Company and any affiliate of the Company no later than three (3) business days following the Termination Date. The Employee shall return to the Company no later than the Termination Date any and all original and duplicate copies of all the Employee’s work product and of files, calendars, books, records, notes, notebooks, customer lists and proposals to customers, manuals, computer equipment (including any desktop and/or laptop computers, handheld computing devices, home systems, computer disks and diskettes), mobile telephones (excluding its SIM card), Blackberry devices, personal data assistants (PDAs), fax machines, and any other magnetic and other media materials the Employee has in his possession or under his control that belong to the Company or any of its affiliates that contain confidential or proprietary information concerning the Company or any of its affiliates or their clients or operations. The Employee also must return and/or agree to immediately return to the Company any keys, credit cards and I.D. cards that belong to the Company or any of its affiliates but are in the Employee’s possession or within the Employee’s control. In addition, the Employee hereby agrees to immediately provide the Company all current passwords to each of the Company systems and programs that the Employee has utilized in the course of his employment. The Employee agrees to keep confidential any and all Company information, including by not limited to customer lists, trade secrets, nonpublic financial information, and nonpublic past, present, planned or considered business activities of the Company and its affiliates and any plans for such business activities.

17. Withholding for Taxes. All benefits and payments provided to the Employee pursuant to this Agreement which are required to be treated as compensation shall be subject to all applicable withholding and reporting requirements.

18. Attorneys Fees. In the event of any dispute with respect to a breach or asserted breach of this Agreement, the prevailing party as determined by the presiding judge or arbitration panel in said proceeding shall be entitled to recover such party’s reasonable attorneys fees and expenses from the other party.

19. Miscellaneous.

(a) Binding Effect. This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

(b) Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any jurisdiction.

(c) Entire Agreement. This Agreement reflects the entire agreement between the Employee and the Company and, except as specifically provided herein, supersedes all prior agreements and understandings, written or oral relating to the subject matter hereof (specifically including the Letter Agreement). To the extent that the terms of this Agreement (including Exhibits to this Agreement) are to be determined under, or are to be subject to, the terms or provisions of any other document, this Agreement (including Exhibits to this Agreement) shall be deemed to incorporate by reference such terms or provisions of such other documents.

(d) Waiver of Breach. The waiver by either party to this Agreement of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by such party. Continuation of benefits hereunder by the Company following a breach by the Employee of any provision of this Agreement shall not preclude the Company from thereafter exercising any right that it may otherwise independently have to terminate said benefits based upon the same violation.

(e) Amendment. This Agreement may not be modified or amended except by a writing signed by the parties to this Agreement.

(f) Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile shall be deemed an original executed counterpart.

(g) No Third Party Beneficiaries. Unless specifically provided herein, the provisions of this Agreement are for the sole benefit of the parties to this Agreement and are not intended to confer upon any person not a party to this Agreement any rights hereunder.

(h) Terms and Construction. Each party has cooperated in the drafting and preparation of this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against either party.

(i) Admissions. Nothing in this Agreement is intended to be, or will be deemed to be, an admission of liability by the Employee or the Company to each other, or an admission that they or any of their agents, affiliates, or employees have violated any state, federal or local statute, regulation or ordinance or any principle of common law of any jurisdiction, or that they have engaged in any wrongdoing towards each other.

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IN WITNESS WHEREOF, this Separation and Settlement Agreement and General Release has been duly executed as of the Effective Date.

/s/ DANIEL C. STEVENS		Date: October 5, 2006
Daniel C. Stevens

The Company

By:	/s/ JEFFREY W. TAYLOR	Date: October 5, 2006
Jeffrey W. Taylor
Title:	Chairman and Chief Executive Officer

Exhibit A

LETTER OF RESIGNATION

October 5, 2006

Board of Directors

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, IL 60018

Dear Sirs:

I hereby resign as Chief Financial Officer with Taylor Capital Group, Inc. (the “Company”) and each other officer, director and other position with the Company and all of its related entities, effective immediately. My resignation is in accordance with the terms of the Separation and Severance Agreement, dated October 5, 2006.

Very truly yours,

/s/ DANIEL C. STEVENS
Daniel C. Stevens

Resignation acknowledged and accepted:

Taylor Capital Group, Inc.

By:	/s/ JEFFREY W. TAYLOR
Jeffrey W. Taylor
Its:	Chairman and Chief Executive Officer

Exhibit B

GENERAL RELEASE AND WAIVER

1. This document is attached to, is incorporated into, and forms a part of, a Separation and Settlement Agreement and General Release dated October 5, 2006 (the “Agreement”) by and between Taylor Capital Group, Inc. and Cole Taylor Bank (collectively, the “Company”) and Daniel C. Stevens (the “Employee”). Except for (i) a Claim based upon a breach of the Agreement, (ii) a Claim which is expressly preserved by the Agreement, or (iii) a Claim duly filed pursuant to the group welfare and retirement plans of the Company, the Employee, on behalf of himself and the other Employee Releasors, releases and forever discharges the Company and the other Company Releasees from any and all Claims which the Employee now has or claims, or might hereafter have or claim, whether known or unknown, suspected or unsuspected (or the other Employee Releasors may have, to the extent that it is derived from a Claim which the Employee may have), against the Company Releasees based upon or arising out of any matter or thing whatsoever, from the beginning of time to the date affixed beneath Employee’s signature on this General Release and Waiver and shall include, without limitation, Claims (other than those specifically excepted above) arising out of or related to the Letter Agreement dated March 20, 2002 and Claims arising under (or alleged to have arisen under) (a) Title VII of the Civil Rights Act of 1964, as amended; (b) The Civil Rights Act of 1991; (c) Section 1981 through 1988 of Title 42 of the United States Code, as amended; (d) the Employee Retirement Income Security Act of 1974, as amended; (e) The Immigration Reform Control Act, as amended; (f) The Americans with Disabilities Act of 1990, as amended; (g) The National Labor Relations Act, as amended; (h) The Fair Labor Standards Act, as amended; (i) The Occupational Safety and Health Act, as amended; (j) The Family and Medical Leave Act of 1993; (k) any state antidiscrimination law; (l) any state wage and hour law; (m) any other local, state or federal law, regulation or ordinance; (n) any public policy, contract, tort, or common law; or (o) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters. Employee further represents that he has not, and never will, institute against the Company or any of the Company Releasees any action or other proceeding in any court, administrative agency, or other tribunal of the United States, any State thereof or any foreign jurisdiction, with respect to any Claim or cause of action of any type, other than as provided under (i), (ii) or (iii) above, arising or which may have existed at any time prior to the effective date of the Agreement. If Employee does institute such a claim, he agrees to pay the reasonable costs incurred by the Company or any of the Company Releasees in successfully defending such action, including reasonable attorneys’ fees, experts’ fees and costs.

2. For purposes of this General Release and Waiver, the terms set forth below shall have the following meanings:

(a) The term “Agreement” shall include the Agreement and the Exhibits thereto.

(b) The term “Claims” shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys’ fees, experts’ fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity.

(c) The term “Company Releasees” shall include the Company and its affiliates and their respective officers, directors, trustees, members, employees, shareholders, partners, assigns, and administrators under any employee benefit plan of the Company and of any affiliate, and insurers, and their predecessors and successors.

(d) The term “Employee Releasors” shall include the Employee, and his family, heirs, executors, representatives, agents, insurers, administrators, successors, assigns, and any other person claiming through the Employee.

3. The following provisions are applicable to and made a part of the Agreement and this General Release and Waiver:

(a) In exchange for this General Release and Waiver, the Employee hereby acknowledges that he has received separate consideration beyond that to which he is otherwise entitled under the Company’s policies, under contract, or under applicable law.

(b) The Employee has consulted with an attorney of his choosing prior to executing the Agreement and this General Release and Waiver.

(c) The Agreement (including this General Release and Waiver and all other Exhibits to the Agreement), and the commitments and obligations of all parties thereunder shall become final and binding immediately following the execution of the Agreement and this General Release.

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The Employee hereby acknowledges that he has carefully read and understands the terms of the Agreement and this General Release and Waiver and each of his rights as set forth therein.

/s/ DANIEL C. STEVENS
Daniel C. Stevens

Date October 5, 2006

Exhibit C

RESTRICTED STOCK AND STOCK OPTIONS

RESTRICTED STOCK

Grant Date	Number of Shares	Vested as of Termination Date	Forfeited as of Termination Date
12-15-2004	14,569	0	14,569

NON-QUALIFIED STOCK OPTIONS

Grant Date	Number of Shares	Option Exercise Price	Vested as of Termination Date	Forfeited as of Termination Date
3-1-2006	16,154	$37.51	0	16,154